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                                                              PRELIMINARY COPY

                          ADVANCED NMR SYSTEMS, INC.
                   MEETING TO BE HELD ON NOVEMBER 10, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of ADVANCED NMR SYSTEMS, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated October 10, 1997, and hereby constitutes and appoints Jack Nelson and Enrique Levy, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Special Meeting of Stockholders (the "Meeting") of the Company to be held at Reid & Priest LLP, 40 West 57th Street, New York, NY, on November 10, 1997 at 11:00 A.M., Local Time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

   The undersigned hereby instructs said proxies or other substitutes:

1. The amendment to the Company's Certificate of Incorporation to effect a 1-for-10 reverse stock split.

    FOR   AGAINST   ABSTAIN
    [ ]     [ ]       [ ]

2.  The amendments to the Company's 1992 Employee Stock Option Plan.

    FOR   AGAINST   ABSTAIN
    [ ]     [ ]       [ ]

3. The amendments to the Company's 1992 Non-Employee Directors' Stock Option Plan for Non-Employee Directors.

    FOR   AGAINST   ABSTAIN
    [ ]     [ ]       [ ]

4. The election of eight directors nominated by the Board of Directors:

   FOR all nominees listed below     WITHHOLD AUTHORITY
   [ ] (except as indicated)         to vote for all nominees listed below  [ ]

   NOMINEES: Jack Nelson, Alison Estabrook, Enrique Levy, Robert Spira,
             Sol Triebwasser, Susan S. Bailis, Daniel E. Straus and
             Bernard Wiener.
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(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write such nominee's or nominees' name(s) in the space provided below.)

5. The amendments to the Company's Certificate of Incorporation to change the corporate name.

   FOR   AGAINST   ABSTAIN
   [ ]     [ ]       [ ]

6. Upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.



The proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the EIGHT named individuals as directors and FOR the amendments to the Company's Certificate of Incorporation and Stock Option Plans.

                                 Date --------------------------------- 1997

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                                 Please sign your name exactly as it appears
                                 hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.